Exhibit 99.1



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                                                       Reader's Digest Association, Inc.
                                                         Summary of Segment Restatement
                                                               Fiscal 2001 - 2003



                                 Fiscal 2003                           Fiscal 2002                         Fiscal 2001
                     -----------------------------------  ------------------------------------  ------------------------------------
      Segment         Q1     Q2     Q3    Q4       YTD      Q1     Q2    Q3      Q4       YTD    Q1      Q2     Q3     Q4      YTD

Revenues:

RD North America     208.2  233.7  203.2  209.3    854.4  171.0  159.3  151.0   167.7    649.0  201.8   210.8  196.1  168.6   777.3
Consumer Business
  Services            85.6  317.1  128.5  109.6    640.8   86.4  320.1  147.5   114.1    668.1   85.4   317.1  135.8  106.6   644.9
International
  Businesses         228.8  291.1  236.2  251.7  1,007.8  243.0  315.2  249.3   270.0  1,077.5  268.2   304.1  270.3  275.0 1,117.6

Intercompany
  Eliminations        (5.5) (11.3)  (4.4)  (6.9)   (28.1)  (2.9) (10.6)  (6.0)   (6.5)   (26.0)  (3.9)   (7.7)  (4.3)  (5.7)  (21.6)
                     -----  -----  -----  -----  -------  -----  -----  -----   -----  -------  -----   -----  -----  ----- -------

    Reported Net
      Revenue        517.1  830.6  563.5  563.7  2,474.9  497.5  784.0  541.8   545.3  2,368.6  551.5   824.3  597.9  544.5 2,518.2
                     =====  =====  =====  =====  =======  =====  =====  =====   =====  =======  =====   =====  =====  ===== =======

Operating Profit
  (Loss):

RD North America      10.1   28.1    9.0   13.4     60.6   (1.8)   2.2   (6.0)    3.4     (2.2)  24.8    18.6    4.5   (7.7)   40.2
Consumer Business
  Services           (10.1)  98.7    2.8   (0.8)    90.6  (14.4)  91.3   11.9    (0.4)    88.4  (13.7)   91.3    5.1  (11.8)   70.9
International
  Businesses           1.5   28.5    4.3   14.8     49.1   16.6   40.5   15.1    34.1    106.3   34.5    51.0   28.0   25.6   139.1

Corporate
  Unallocated         (2.3)  (8.7)  (3.5)  (6.9)   (21.4)   2.4   (7.4)   0.7    (3.8)    (8.1)  (1.3)   (4.7)   2.7    0.5    (2.8)

Other Operating Items  2.8     --  (16.1) (26.5)   (39.8)    --     --     --   (26.7)   (26.7)    --     8.2     --  (26.6)  (18.4)
                     -----  -----  -----  -----  -------  -----  -----  -----   -----  -------  -----   -----  -----  ----- -------

  Reported Operating
    Profit             2.0  146.6   (3.5)  (6.0)   139.1    2.8  126.6   21.7     6.6    157.7   44.3   164.4   40.3  (20.0)  229.0
                     =====  =====  =====  =====  =======  =====  =====  =====   =====  =======  =====   =====  =====  ===== =======

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